UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 25, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

The Company announced on January 25, 2006 that it had purchased a gas gathering system from Storm Cat Energy Corporation and entered into a related gas gathering services agreement.

Item 9.01.    Financial Statements and Exhibits.

PRB GAS TRANSPORTATION HAS PURCHASED NATURAL GAS GATHERING

ASSETS FROM STORM CAT ENERGY AND ENTERS INTO RELATED GAS GATHERING

SERVICES AGREEMENT

Denver, Colorado – January 25, 2006 – PRB Gas Transportation, Inc., (“PRB” or the “Company”) (AMEX:PRB) and Storm Cat Energy Corporation (“SCU”) (AMEX:SCU/TSX Venture Exchange:SME) today announced they have entered into an agreement under which PRB has purchased SCU’s existing gathering assets for $1 million in Campbell County Wyoming near Recluse.  Additionally, PRB will provide natural gas gathering and compression services for SCU’s Recluse-area development properties, encompassing 6,600 gross acres.  SCU estimates that those properties currently produce approximately 3 Mmcfd with production expected to increase to 7 Mmcfd in 2006.

Robert Wright, PRB’s Chairman & CEO noted, “There is a good deal of drilling underway in this area and even more planned for this year and beyond.  This presents an excellent opportunity for PRB to grow its gathering business with SCU’s production, third party producers and from production generated by our own drilling operations.  In addition,” he noted, “as this purchase is effective January 1, 2006, the agreements with SCU will have an immediate positive impact on our operating results.” He also noted, “We began to sell natural gas and provide management services during the latter part of 2005.  We expect that these three new revenue streams will have a very positive impact on our financial results as compared to prior periods.”

PRB is an oil and gas exploration and development company operating in the Rocky Mountain States.  In addition, PRB also provides gas gathering, processing and compression services on properties it operates and for third party producers.

Storm Cat Energy is an independent oil and gas company focused on exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations.

This press release may include certain statements concerning expectations for the future that are forward-looking statements.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		Andreas Marathovouniotis (212) 836-9611
(303) 308-1330		www.theequitygroup.com
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr. Vice President - Finance (Principal Financial and Accounting Officer)